UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2010

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 – 3rd Avenue South, Minneapolis, Minnesota		55402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 851-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2010, The Valspar Corporation announced that it had entered into an agreement with Wattyl Limited, an Australian corporation (“Wattyl”), to acquire all outstanding capital shares of Wattyl. Wattyl distributes leading paint brands to retail customers through home improvement centers and hardware outlets and to trade customers through a network of 140 company-owned stores.  Pursuant to the agreement, Valspar has agreed to acquire all outstanding Wattyl shares for a purchase price of approximately A$142 million. Valspar will also assume Wattyl’s existing debt. The transaction is subject to customary conditions, including approval by Wattyl shareholders and regulatory authorities.

The description of the agreement with Wattyl set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, entitled “Scheme Implementation Deed,” attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 27, 2010, The Valspar Corporation issued a press release announcing an agreement to acquire Wattyl Limited.  A copy of the press release is being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.2 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1 Scheme Implementation Deed between the Registrant and Wattyl Limited.

99.2 Press Release dated June 27, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE VALSPAR CORPORATION

Dated: July 1, 2010	/s/ Rolf Engh
	Name:	Rolf Engh
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Scheme Implementation Deed between the Registrant and Wattyl Limited.

99.2	Press Release dated June 27, 2010.